EXHIBIT 99.1


Contacts:   For media - Dan McCarthy, 610-774-5758
            For financial analysts - Tim Paukovits, 610-774-4124
            PPL Corporation
            Two North Ninth St.
            Allentown, PA 18101
            Fax 610-774-5281


                   PPL REPORTS STRONG 2002 FINANCIAL RESULTS,
                   ------------------------------------------
          ANNOUNCES 2003 EARNINGS FORECAST, BALANCE SHEET IMPROVEMENTS
          ------------------------------------------------------------

     ALLENTOWN, Pa. (Jan. 22, 2003) - PPL Corporation (NYSE: PPL) today reported 2002 earnings per share of $1.36, compared to $1.22 per share in 2001. Both periods reflect unusual items. The company also reported 2002 earnings from core operations of $3.54 per share, compared to $4.22 a year ago. These core earnings, which exclude unusual items, exceed the consensus earnings estimate by Thomson Financial's FirstCall of $3.42 per share from the company's core operations.

     Looking to the future, PPL has announced its 2003 forecast for reported earnings of $3.75 to $4.05 per share and earnings from core operations of $3.45 to $3.75 per share compared to the $3.60 to $3.80 per share from core operations that it had previously forecast. The forecast revision reflects the planned issuance of additional common stock in 2003 and lower pension income.

     William F. Hecht, PPL's chairman, president and chief executive officer, also reaffirmed the company's longer-term forecast of a 5 to 8 percent compound annual growth rate based on 2002 earnings from core operations.

     "Despite a year that brought extreme pressure to the energy sector from low wholesale energy prices, PPL's stock price outperformed both the Dow Jones Utility Average and the Standard & Poor's 500," said Hecht. "We believe this performance reflects investor confidence both in our sound, risk-mitigating strategy and in our ability to quickly respond to changing business conditions.

     "Our business strategy, coupled with our cost-reduction programs, has produced solid core earnings and an improving balance sheet," Hecht said.

     Hecht also said the company is taking steps to further strengthen its balance sheet in 2003. Subject to market conditions, the company plans to issue about $300 million in common stock during 2003. Approximately $50 million of this amount already has been issued through the company's structured equity shelf program, and about $35 million is expected to be issued under PPL's dividend reinvestment plan. This is in addition to the $41 million of common stock that the company issued under its structured equity shelf program in the fourth quarter of 2002. Hecht said the company currently anticipates raising the balance of its common stock equity needs throughout the course of 2003 using its structured equity shelf program.

     "We have a clear strategy to grow earnings while also maintaining a strong balance sheet," said Hecht. "Our strong cash flows from operations and our strengthening balance sheet make PPL a highly regarded competitor in the U.S. electricity business."


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                  YEAR-END AND FOURTH-QUARTER EARNINGS RESULTS

     PPL's reported earnings per share were $0.71 for the fourth quarter of 2002, compared to a loss of $2.12 a year ago. Earnings per share from core operations in the fourth quarter of 2002 were $0.82, exceeding the consensus earnings estimate of $0.70 per share from core operations by Thomson Financial's FirstCall. PPL's earnings from core operations in the fourth quarter of 2001 were $0.87 per share.

RECONCILIATION OF CORE EARNINGS & REPORTED EARNINGS

                                                   2002       2001       2002       2001
                                                   Year       Year     4th Qtr.   4th Qtr.
                                                   ----       ----     --------   --------
Earnings per share - Core Operations (a)          $3.54      $4.22      $0.82      $0.87
   Unusual Items:
      Goodwill impairment                         (0.99)
      CEMAR impairment                            (0.64)     (1.48)                (1.48)
      CEMAR operating losses                      (0.15)
      Writedown of generation equipment           (0.17)                (0.17)
      Workforce reduction                         (0.29)
      Tax benefit - Teesside                       0.06                  0.06
      Cancellation of generation projects                    (0.60)                (0.60)
      WPD impairment                                         (0.80)                (0.79)
      Impact of Enron bankruptcy                             (0.19)                (0.19)
      Accounting method change - pensions                     0.07                  0.07
                                                  -----      -----      -----      -----
   Total Unusual Items                            (2.18)     (3.00)     (0.11)     (2.99)
                                                  -----      -----      -----      -----
Earnings (loss) per share - Reported              $1.36      $1.22      $0.71     ($2.12)
                                                  -----      -----      -----      -----

(a) Earnings from core operations should not be considered as an alternative to reported earnings, which are determined in accordance with generally accepted accounting principles, as an indicator of operating performance. PPL believes earnings from core operations, although a non-GAAP measure, are also useful and meaningful because they present the results of business operations excluding the impact of items that are not expected to recur on a regular basis. Other companies may use different measures to present operating performance. All information in the above table is based on diluted earnings per share.


     PPL's 2002 earnings benefited from: improved results from the company's international operations, excluding its Brazilian affiliate; increased electricity delivered to residential and commercial customers; and increased electricity supplied to wholesale customers, offset by lower margins realized on wholesale sales not under long-term contract. Negatively affecting PPL's reported earnings in 2002 were the dilutive effects of the company's $500 million common stock offering, higher financing costs, additional operating costs associated with new generating facilities, and lower pension income.

     PPL's 2002 and fourth-quarter reported earnings were favorably affected by an unusual item: a $0.06 per share credit due to a tax benefit accruing from the impaired Teesside power plant investment in the United Kingdom that PPL wrote down to zero during 2001.

     PPL's reported earnings for 2002 were adversely affected by several unusual charges: $0.99 per share due to a change in accounting rules for goodwill related to its Latin American investments; $0.64 per share due to the writedown to zero of its Brazilian investment; $0.15 per share due to additional operating


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losses at its Brazilian affiliate; $0.29 per share due to a workforce reduction program; and $0.17 per share in the fourth quarter due to a writedown to fair value of the generation equipment that had been planned for deployment at the Kings Park project on Long Island.

     The company has decided to seek a buyer and not proceed with development of the 300-megawatt Kings Park project because of low energy prices and the unavailability of a power contract. Hecht said the decision involving Kings Park will reduce PPL's planned capital expenditures for generation by a total of $165 million in 2003 and 2004.

     Fourth-quarter earnings in 2002 benefited from improved results from the company's international operations, excluding its Brazilian affiliate; increased electricity delivered to residential, commercial and industrial customers; and increased electricity supplied to wholesale customers, offset by lower margins realized on wholesale sales not under long-term contract. Negatively affecting fourth-quarter earnings were the dilutive effects of the company's $500 million common stock offering, higher financing costs and lower pension income.

                       FOCUS ON LONG-TERM ENERGY CONTRACTS

     Hecht said PPL's earnings have benefited from the company's strategy to effectively manage risk in the wholesale energy business.

     "PPL is focused on profitable contracts in the wholesale market, especially longer-term contracts where available," Hecht said. Over 85 percent of PPL's projected energy margins in 2003 and about 70 percent of margins through 2007 are expected to come from these long-term contracts, according to Hecht.

     "Our corporate strategy takes advantage of our strong generating capacity and well-run power plants in the U.S. Northeast and West, and these strengths are carefully balanced with contracted electricity load," Hecht said.

     "In fact, we currently anticipate annual earnings growth from core operations in the 5 to 8 percent range and improving equity ratios," Hecht said. "This growth will be driven, in part, through increased revenues from long-term energy contracts already in place and through generation capacity that is not already under contract from our existing fleet of well-run power plants.

     "We believe that certain regions of the United States could be short of energy and generating capacity over the next several years," Hecht said. "However, both the cost and risk currently associated with undertaking new development projects outweigh potential returns."

     PPL is developing the 600-megawatt Lower Mount Bethel plant, which is located next to the company's existing Martins Creek generating facility in Pennsylvania.

                   ADJUSTMENTS TO INTERNATIONAL BUSINESS PLANS

     In September 2002, PPL gained full operational control of Western Power Distribution (WPD) in the United Kingdom when it purchased the remaining ownership interest from Mirant (NYSE: MIR). PPL previously owned a 51 percent interest in WPD, which serves about 2.5 million electricity distribution customers in Southwest England and Southern Wales.

     Late in 2002, PPL sold its minority interests in small generating facilities in Bolivia and Portugal to concentrate on its majority-owned electricity distribution companies in Chile, Bolivia, El Salvador and the United Kingdom.


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                   PPL'S STRONG LIQUIDITY AND CREDIT POSITIONS

     PPL's liquidity position is strong, with all necessary funding currently in place for the company to complete the construction of the remaining planned generation capacity of 690 megawatts by early 2004, after which time PPL anticipates having positive free cash flow.

     Cash flow from operations in 2003 is expected to be about $1 billion, and PPL has access to bank-borrowing capacity of $1.5 billion in the United States and $400 million in the United Kingdom for WPD.

     All three major credit-rating agencies reaffirmed their investment-grade credit ratings for PPL's rated companies following PPL Corporation's successful $500 million common stock offering in September 2002. Since that time, PPL has continued to strengthen its credit profile through the issuance of $41 million of common stock under its structured equity shelf program in the fourth quarter of 2002 and an additional $50 million in January 2003 under the same program.

     PPL's 2003 earnings forecast reflects the effect of the common stock the company expects to issue in 2003. In addition, there are two unusual items currently expected to affect earnings in 2003.

                                  2003 FORECAST
                                                              LOW       HIGH
                                                              ---       ----
Forecast of 2003 Earnings from Core Operations               $3.45  TO $3.75
Unusual Items Expected in 2003:
     Asset Retirement Obligation transition impact            0.38  to  0.38
     Variable Interest Entity transition impact              (0.08) to (0.08)
Forecast of 2003 Reported Earnings                           $3.75  TO $4.05


     PPL's 2003 forecast excludes any positive or negative impact of exiting its Brazilian investment and is based on the following assumptions: a continuation of current wholesale electricity prices; common stock issuances of $300 million; the addition to the company's balance sheet, in the third quarter, of the variable interest entities related to the Sundance (Arizona), University Park (Illinois), and Lower Mount Bethel (Pennsylvania) power plants, which currently are reflected as operating leases; and, effective January 2003, the adoption of a new accounting rule addressing asset retirement obligations.

     PPL Corporation, headquartered in Allentown, Pa., controls nearly 11,500 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to customers in Pennsylvania, the United Kingdom and Latin America.

     (Note: All references to earnings per share in the text of this news release are stated in terms of diluted earnings per share.)

     Dow Jones Utility Average is a trademark of Dow Jones & Company or an affiliate. Standard & Poor's is a trademark of The McGraw-Hill Companies, Inc. or an affiliate.

     This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.


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     A security rating is not a recommendation to buy, sell or hold securities, may be subject to revision or withdrawal at any time by the assigning rating organization and should be evaluated independently of any other rating.

     PPL INVITES INTERESTED PARTIES TO LISTEN TO THE LIVE INTERNET WEBCAST OF MANAGEMENT'S TELECONFERENCE WITH FINANCIAL ANALYSTS ABOUT FOURTH-QUARTER AND YEAR-END FINANCIAL RESULTS AT 9 A.M. (EST) ON WEDNESDAY, JAN. 22. THE TELECONFERENCE IS AVAILABLE ONLINE LIVE, IN AUDIO FORMAT, ON PPL'S INTERNET WEB
SITE: WWW.PPLWEB.COM. THE WEBCAST WILL BE AVAILABLE FOR REPLAY ON THE PPL WEB SITE FOR 30 DAYS. INTERESTED INDIVIDUALS ALSO CAN ACCESS THE LIVE CONFERENCE CALL VIA TELEPHONE AT 913-981-5509.


                    PPL CORPORATION AND SUBSIDIARY COMPANIES
            CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                      CONDENSED CONSOLIDATED BALANCE SHEET
                              (MILLIONS OF DOLLARS)

                                               DEC. 31, 2002(a)        DEC. 31, 2001(b)
                                               ----------------        ----------------
ASSETS
Cash                                                  $245                    $933
Other current assets                                 1,603                   1,397
Investments                                            669                     999
Property, plant and equipment -- net
   Electric plant                                    9,110                   5,648
   Gas and oil plant                                   204                     196
   Other property                                      252                     103
                                                   -------                 -------
                                                     9,566                   5,947
Recoverable transition costs                         1,946                   2,172
Regulatory and other assets                          1,545                   1,118
                                                   -------                 -------
   Total assets                                    $15,574                 $12,566
                                                   =======                 =======

LIABILITIES AND EQUITY
Short-term debt (including current portion of
 long-term debt)(c)                                 $1,309                    $616
Other current liabilities                            1,327                   1,214
Long-term debt (less current portion)                5,901                   5,081
Deferred income taxes and investment tax credits     2,372                   1,449
Other noncurrent liabilities                         1,673                   1,404
Minority interest                                       36                      38
Company-obligated mandatorily redeemable securities    661                     825
Preferred stock                                         82                      82
Earnings reinvested                                  1,013                   1,023
Other common equity                                  2,493                   1,921
Accumulated other comprehensive loss                  (457)                   (251)
Treasury stock                                        (836)                   (836)
                                                   -------                 -------
   Total liabilities and equity                    $15,574                 $12,566
                                                   =======                 =======

(a) The Dec. 31, 2002, balance sheet includes the consolidation of the accounts of Western Power Distribution (WPD), of which PPL Global achieved operational control in September 2002, when it purchased Mirant Corporation's interest in WPD.
(b) Certain amounts have been reclassified to conform to the current year presentation.
(c) The Dec. 31, 2002, balance sheet includes $389 million under a short-term WPD bridge facility, expected to be refinanced with long-term debt in 2003.


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
                     CONDENSED CONSOLIDATED INCOME STATEMENT
                              (MILLIONS OF DOLLARS)

                                               3 MONTHS ENDED DEC. 31,     12 MONTHS ENDED DEC. 31,
                                               -----------------------     ------------------------
                                               2002(a)(b)   2001(b)(c)     2002(a)(b)    2001(b)(c)
                                               ----------   ----------     ----------    ----------
OPERATING REVENUES
   Utility                                         $901         $745         $3,676       $3,034
   Unregulated retail electric and gas               46           54            182          356
   Wholesale energy marketing                       231          190            993          989
   Net energy trading margins                         6            1             19           37
   Energy-related businesses                        130          170            559          661
                                                -------      -------        -------      -------
                                                  1,314        1,160          5,429        5,077
                                                -------      -------        -------      -------
OPERATING EXPENSES
   Fuel and purchased power                         342          308          1,457        1,475
   Other operation and maintenance                  297          255          1,132        1,060
   Amortization of recoverable transition costs      61           60            226          251
   Depreciation                                      98           66            367          266
   Energy-related businesses                        127          140            543          535
   Taxes, other than income                          60           35            232          155
   Other charges
      Write-down of international energy projects    13          336            113          336
      Cancellation of generation projects             0          150              0          150
      Write-down of generation assets                44            0             44            0
      Workforce reduction                             0            0             75            0
                                                -------      -------        -------      -------
                                                  1,042        1,350          4,189        4,228
                                                -------      -------        -------      -------
OPERATING INCOME (LOSS)                             272         (190)         1,240          849
Other income - net                                   15           (4)            33           17
Interest expense                                    138          103            560          386
                                                -------      -------        -------      -------
INCOME (LOSS) BEFORE INCOME TAXES AND
   MINORITY INTEREST                                149         (297)           713          480
Income taxes                                         17           14            210          261
Minority interest                                     2           (6)            78           (2)
                                                -------      -------        -------      -------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A
   CHANGE IN ACCOUNTING PRINCIPLES                  130         (305)           425          221
Cumulative effect of a change in accounting
   principles (net of tax)                            0           10           (150)          10
                                                -------      -------        -------      -------
INCOME (LOSS) BEFORE DIVIDENDS AND
   DISTRIBUTIONS ON PREFERRED SECURITIES            130         (295)           275          231
Dividends and distributions on preferred
   securities                                        14           17             67           52
                                                -------      -------        -------      -------
NET INCOME (LOSS)                                  $116        $(312)          $208         $179
                                                =======      =======        =======      =======

EARNINGS PER SHARE OF COMMON STOCK - BASIC
   Income from core operations                    $0.82        $0.87          $3.55        $4.24
   Unusual items                                  (0.11)       (3.00)         (2.18)       (3.01)
                                                -------      -------        -------      -------
   Net Income (loss)                              $0.71       ($2.13)         $1.37        $1.23
                                                =======      =======        =======      =======

EARNINGS PER SHARE OF COMMON STOCK - DILUTED
   Income from core operations                    $0.82        $0.87          $3.54        $4.22
   Unusual items                                  (0.11)       (2.99)        (2.18)        (3.00)
                                                -------      -------        -------      -------
   Net Income (loss)                              $0.71       ($2.12)         $1.36        $1.22
                                                =======      =======        =======      =======

AVERAGE NUMBER OF SHARES OUTSTANDING
   (THOUSANDS)
   Basic                                        164,742      146,483        152,492      145,974
   Diluted                                      165,031      146,804        152,809      146,614


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
(a) The income statements for the 2002 periods reflect the consolidation of the accounts of WPD. The income statement for the full year of 2002 reflects WPD's accounts retroactive to Jan. 1, 2002. Minority interest was adjusted to include the pre-acquisition earnings associated with Mirant's previous 49 percent ownership of WPD. PPL Global purchased Mirant's interest in WPD on Sept. 6, 2002.
(b) All income statement periods reflect the reclassification of energy trading activities to a "net" basis, in accordance with new accounting regulations. Previously, energy trading revenues and energy trading purchases were reported "gross" in "Wholesale energy marketing and trading" revenue and "Fuel and purchased power," respectively. The net energy trading margins are now separately presented in the income statement, and are limited to trading activity using derivative instruments. Operating income and net income were not affected by these reclassifications.
(c) Certain amounts have been reclassified to conform to the current year presentation.


                                 KEY INDICATORS

FINANCIAL
                                              12 MONTHS ENDED     12 MONTHS ENDED
                                               DEC. 31, 2002       DEC. 31, 2001
                                               -------------       -------------
Dividends declared per share                         $1.44               $1.06
Book value per share (a)                            $13.35              $12.67
Market price per share (a)                          $34.68              $34.85
Dividend yield (a)                                    4.2%                3.0%
Dividend payout ratio - diluted (b)                    41%                 25%
Price/earnings ratio - diluted (a)(b)                  9.8                 8.3
Return on average common equity (b)                 20.52%              28.80%

(a)  End of period
(b)  Based on earnings from core operations


OPERATING - DOMESTIC ELECTRICITY SALES

                                   3 MONTHS ENDED DEC. 31,           12 MONTHS ENDED DEC. 31,
                                   -----------------------           ------------------------

(millions of kwh)                                   PERCENT                           PERCENT
                                  2002     2001     CHANGE         2002      2001     CHANGE
                                  ----     ----     ------         ----      ----     ------
Retail
   Delivered (a)                  8,634    7,934      8.8%        35,113    34,610      1.5%
   Supplied                       8,908    8,528      4.5%        36,826    37,395     (1.5%)

Wholesale
   East                           6,102    4,769     28.0%        24,906    19,125     30.2%
   West
      Northwestern Energy/
        Montana Power (b)           846    1,201    (29.6%)        4,259     4,717     (9.7%)
      Other                       2,180    1,112     96.0%         7,895     3,841    105.5%

(a) Electricity delivered to retail customers represents the kwh delivered to customers within PPL Electric Utilities Corp.'s service territory.
(b) Northwestern Energy purchased Montana Power's electric delivery business in February 2002. PPL Montana's power agreement with Montana Power expired June 30, 2002. PPL EnergyPlus, on behalf of PPL Montana, began selling energy to Northwestern Energy on July 1, 2002.


Certain statements contained in this news release, including statements with respect to future earnings, energy marketing and margins, revenues, liquidity, credit and cash positions, credit ratings, capital expenditures, securities offerings, accounting treatment, business disposition, corporate strategy, project development and generating capacity, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of


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risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in states, regions and countries where PPL Corporation or its subsidiaries conduct business; receipt of necessary governmental permits and approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

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